Exhibit 1

JOINT FILING AGREEMENT

     JOINT FILING AGREEMENT, dated as of the 14th day of February, 2007 among (i) Greenhill & Co., Inc., (ii) Greenhill Capital Partners, LLC, (iii) GCP Managing Partner, L.P., (iv) GCP 2000, LLC, (v) GCP, L.P., (vi) Greenhill Capital Partners, L.P., (vii) Greenhill Capital Partners (Cayman), L.P., (viii) Greenhill Capital Partners (Executives), L.P., (ix) Greenhill Capital, L.P., (x) Robert F. Greenhill, (xi) Scott L. Bok and (xii) Robert H. Niehaus (collectively, the “Joint Filers”).

     WHEREAS, pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the parties hereto desire to satisfy any filing obligation under Section 13(d) of the Exchange Act by a single joint filing;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Joint Filers hereby agree and represent as follows:

     1.      The Amendment No. 1 to Schedule 13D with respect to the Common Stock, par value $ 0.01 per share, of Republic Companies Group, Inc. (to which this Joint Filing Agreement is an exhibit) is filed on behalf of each of the Joint Filers.

     2.      Each of the Joint Filers is eligible to use Schedule 13D for the filing of information therein.

     3.      Each of the Joint Filers is responsible for the timely filing of Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein, provided that each such person is not responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

     4.      This Joint Filing Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the undersigned has caused this Joint Filing Agreement to be duly executed and delivered as of the date first above written.

GREENHILL & CO., INC.

By:	/s/ Scott L. Bok

	Name:	Scott L. Bok
	Title:	U.S. Co-President

GREENHILL CAPITAL PARTNERS, LLC

By:	/s/ Scott L. Bok

	Name:	Scott L. Bok
	Title:	Managing Director

GCP MANAGING PARTNER, L.P.
By:	Greenhill Capital Partners, LLC, its general partner

/s/ Scott L. Bok

	Name:	Scott L. Bok
	Title:	Managing Member

GCP 2000, LLC

By:	/s/ Scott L. Bok

	Name:	Scott L. Bok
	Title:	Managing Director

GCP, L.P.
By:	GCP 2000, LLC, its general partner

/s/ Scott L. Bok

	Name:	Scott L. Bok
	Title:	Managing Member

GREENHILL CAPITAL PARTNERS, L.P.
GREENHILL CAPITAL PARTNERS (CAYMAN), L.P.
GREENHILL CAPITAL PARTNERS (EXECUTIVES), L.P.
GREENHILL CAPITAL, L.P.
By:	GCP Managing Partner, L.P., as managing general partner
of each of the foregoing partnerships
By:	Greenhill Capital Partners, LLC, its general partner

	By:		/s/ Scott L. Bok

		Name:	Scott L. Bok
		Title:	Managing Director

ROBERT F. GREENHILL
/s/ Robert F. Greenhill

SCOTT L. BOK
/s/ Scott L. Bok

ROBERT H. NIEHAUS
/s/ Robert H. Niehaus